Exhibit 99.1

Galaxy Gaming Provides Update on Strategic Alternatives Review and 2018 Preliminary Financial Results

LAS VEGAS, March 14, 2019 (GLOBE NEWSWIRE) -- Galaxy Gaming, Inc. (OTCQB: GLXZ), a developer, manufacturer and distributor of casino table games and enhanced systems, is today providing an update on the review of strategic alternatives that was originally announced on November 5, 2018. The Company is also announcing preliminary financial results for the year ended December 31, 2018.

Strategic Alternatives

“In November, we announced that we had engaged Macquarie Capital as a financial advisor to assist Galaxy in a review of strategic alternatives, including a potential sale of the majority stake in Galaxy held by Triangulum Partners LLC,” stated Mark Lipparelli, Chairman of Galaxy’s Board of Directors.  “Since that time, Galaxy has evaluated a range of strategic alternatives, with the assistance of Macquarie, including a sale of the company.  The result of these efforts is a decision by the Company to continue on our existing plan to significantly expand both our product lines and our geographic expansion.  While our formal process is concluded, we will continue to evaluate other opportunities to enhance shareholder value as they may, from time to time, arise.” Galaxy does not intend to provide further updates unless or until it determines that further disclosure is appropriate or necessary.

“This process has required us to do a very thorough review of the opportunities facing Galaxy’s business both in the near and long term,” stated Todd Cravens, Galaxy’s President and CEO.  “We have seen steady improvements in our market reach and financial performance in the past year and we believe that there is a bright future for Galaxy.”

Preliminary 2018 Financial Results

The Company expects to file actual results for the year ended December 31, 2018 on Form 10-K on April 1, 2019.  On a preliminary estimated basis, the Company expects to report revenue for 2018 of approximately $18.6 million and adjusted EBITDA* of $6.6 million.  These figures compare to $14.9 million in revenue and $5.1 million in adjusted EBITDA* in 2017.  Further, the Company expects to report that, at December 31, 2018, cash was $6.3 million and long-term debt (gross) was $10.2 million. The 2018 anticipated results presented in this release are based on preliminary financial data and are subject to change until the year-end financial reporting process is complete.

Forward-Looking Statements

Certain statements in this release, including all statements regarding plans, prospects and expectations concerning our business and financial results may constitute forward-looking statements, which involve a number of risks and uncertainties. Galaxy cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information due to a number of factors, including those listed from time to time in reports that Galaxy files with the Securities and Exchange Commission. Forward-looking statements are based on currently available information, and Galaxy disclaims any obligation to update or revise any forward-looking statements made in this release, except as required by law.

* Non-GAAP Financial Information

Adjusted EBITDA includes adjustments to net income to exclude interest, taxes, depreciation, amortization, share based compensation, loss on extinguishment of debt, foreign currency exchange gains, change in estimated fair value of warrant liability, and other non-recurring expenses. Adjusted EBITDA is not a measure of performance defined in accordance with U.S. GAAP, however, adjusted EBITDA is used by management to evaluate our operating performance. It may not be comparable to similarly titled measures used by other companies, and it excludes financial information that some may consider important in evaluating our performance. Galaxy’s reconciliation of adjusted EBITDA to U.S. GAAP net income in our historical financial statements are indicative of the reconciliation that will be prepared upon completion of our 2018 financial results and included in our annual report for 2018.

About Galaxy Gaming

Headquartered in Las Vegas, Nevada, Galaxy Gaming (galaxygaming.com) develops, manufactures and distributes innovative proprietary table games, state-of-the-art electronic wagering platforms and enhanced bonusing systems to land-based, riverboat, cruise ships and online casinos worldwide.  Through its iGaming partner Games Marketing Ltd., Galaxy Gaming licenses its proprietary table games to the online gaming industry.  Galaxy’s games can be played online at FeelTheRush.com.  Connect with Galaxy on Facebook, YouTube  and Twitter.

Contact

Media:	Dana Rantovich (702) 938-1753
Investors:	Harry Hagerty (702) 938-1740